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                                                                   Exhibit 10.25

                         AMENDED AND RESTATED GUARANTY


     THIS AMENDED AND RESTATED GUARANTY dated as of August 19, 1996 executed and delivered by SECURITY CAPITAL GROUP INCORPORATED, a Maryland corporation, formerly known as Security Capital Realty Incorporated (the "Guarantor"), in favor of (a) WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED, in its capacity as Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of the date hereof by and among SC Realty Incorporated (the "Borrower"), the financial institutions party thereto and their assignees under Section 9.8 thereof (the "Lenders") and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.

     WHEREAS, the Lenders made available to the Borrower certain financial accommodations on the terms and conditions contained in that certain Amended and Restated Credit Agreement dated as of February 17, 1995, as amended prior to the date hereof (the "Existing Credit Agreement") by and among the Guarantor, the Lenders and the Agent;

     WHEREAS, the Borrower, the Agent and the Lenders are to amend and restate the terms of the Existing Credit Agreement pursuant to the Credit Agreement;

     WHEREAS, the Guarantor owns all of the issued and outstanding capital stock of the Borrower;

     WHEREAS, the Guarantor will continue to benefit, as the sole shareholder of the Borrower, from the making of such financial accommodations to the Borrower under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement, that the Guarantor execute and deliver this Guaranty.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

     Section 1. Guaranty. The Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment and performance of all of the following (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to the Lenders and the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Revolving Loans and the Term Loan made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges,
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reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder.

     Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against the Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower or any other guarantor of the Obligations or commence any suit or other proceeding against the Borrower or any other guarantor of the Obligations in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower or any other guarantor of the Obligations; or (c) to make demand of the Borrower or any other guarantor of the Obligations or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, the Guarantor hereby waives the right of the Guarantor to require any holder of the Obligations to take action against the Borrower as provided in Official Code of Georgia Annotated (S)10-7-24.

     Section 3. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to

                                      -2-
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therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Agent or the Lenders of any additional security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

     (d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or other Lien on any of the Collateral;

     (g) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (h) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder.

     Section 4. Action with Respect to Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any Collateral; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other guarantor of the Obligations); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders shall elect.

     Section 5. Representations and Warranties. The Guarantor represents and warrants to the Agent and each Lender as follows:

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     (a)  Existence and Power.  The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Materially Adverse Effect on the Guarantor.

     (b) Ownership Structure. The Guarantor owns all of the issued and outstanding Securities of the Borrower, all of which Securities have been validly issued and are fully paid and nonassessable.

     (c) Authorization of Guaranty and Other Loan Documents. The Guarantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Guaranty and the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby. This Guaranty and each of the other Loan Documents to which the Guarantor is a party have been duly executed and delivered by the duly authorized officers of the Guarantor and each is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

     (d) Compliance of Guaranty and Other Loan Documents with Laws, etc. The execution, delivery and performance of this Guaranty and the other Loan Documents to which the Guarantor is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise (i) require any Governmental Approval or violate any Applicable Law relating to the Guarantor the failure to possess or to comply with which would have a Materially Adverse Effect on the Guarantor; (ii) conflict with, result in a breach of or constitute a default under (A) the certificate of incorporation or the bylaws of the Guarantor, (B) any of the Subordinated Debentures or (C) any indenture, agreement or other instrument to which the Guarantor is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect on the Guarantor; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor other than Permitted Liens.

     (e) Compliance with Law; Governmental Approvals. The Guarantor is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to the Guarantor, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, singly or in the

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aggregate, cause a Default or Event of Default or have a Materially Adverse
Effect on the Guarantor and in respect of which (if the Guarantor has actual knowledge of such Applicable Law or Governmental Approval) adequate reserves have been established on the books of the Guarantor.

     (f) Indebtedness and Guarantees. Schedule 5.(f) is a complete and correct listing of all Indebtedness and Guarantees of the Guarantor as of the date hereof. The Guarantor has performed and is in compliance with all of the terms of all Indebtedness of the Guarantor (including all Guarantees of any Indebtedness) having an aggregate principal amount in excess of $5,000,000, and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time or otherwise, would constitute such a default or event of default, exists with respect to any such Indebtedness.

     (g) Transactions with Affiliates. The Guarantor is not a party to any transaction with any Affiliate which is in violation of Section 6.(k)(ii).

     (h) Absence of Defaults. The Guarantor is not in default under its articles of incorporation or its bylaws, and no event has occurred, which has not been remedied, cured or waived (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice or otherwise, would constitute, a default or event of default by the Guarantor under any material agreement (other than this Guaranty) or judgment, decree or order to which the Guarantor is a party or by which the Guarantor or any of its properties may be bound.

     (i) Financial Information. The consolidated balance sheet of the Guarantor as of December 31, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co., and the unaudited consolidated balance sheet of the Guarantor as of March 31, 1996 and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for the fiscal quarter then ended, copies of all of which have been delivered to the Agent and the Lenders, fairly present, in conformity with generally accepted accounting principles, the financial position of the Guarantor as of such dates and its results of operations and cash flows for such fiscal year and period. Since December 31, 1995 and with reference to such date, there has been no material adverse change in the business, properties, financial position, results of operations or prospects of the Guarantor and the Consolidated Subsidiaries taken as a whole.

     (j) Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, any Related Company before any court or arbitrator or any governmental body, agency or official (i) which would reasonably be expected to materially adversely affect the business, properties, financial position, results of operations or prospects of the Guarantor or (ii) which in any manner draws into question the validity of any Loan Document.


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     (k)  ERISA.  The Guarantor does not maintain, and has not at any time maintained, any Plan subject to the provisions of ERISA and is not, and has not at any time been, a member of any ERISA Group with any Person that has at any time maintained any such Plan.

     (l) Environmental Matters. In the ordinary course of their business, the Related Companies conduct an ongoing review of the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Guarantor has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

     (m) Taxes. As of the date hereof, no United States Federal income tax returns of the "affiliated group" (as defined in the Internal Revenue Code) of which the Guarantor is a member have been examined and closed. The members of such affiliated group have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by or any of them except for taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The charges, accruals and reserves on the books of the Guarantor in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

     (n) Other Related Companies. Each of the corporate Related Companies other than the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

     (o) Not an Investment Company. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (p) Full Disclosure. All written information furnished by or on behalf of the Guarantor to the Agent and the Lenders for purposes of or in connection with the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) or any transaction contemplated thereby was, this Guaranty and the other


                                      -6-

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Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of the Guarantor to the Agent and the Lenders will be, true and accurate in all material respects on the date as of which such information is or was stated or certified and did not, does not, and will not, fail to state any material facts necessary to make the statements contained therein not misleading. The Guarantor has disclosed to the Agent and the Lenders in writing any and all facts known to the Guarantor which materially and adversely affect or may affect (to the extent the Guarantor can now reasonably foresee), the business, operations or financial condition of the Guarantor and its Consolidated Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations under this Guaranty or any of the other Loan Documents to which it is a party.

     (q) Not Plan Assets. The assets of the Guarantor do not and will not constitute "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or Non-ERISA Plan. The execution, delivery and performance of this Guaranty and the other Loan Documents to which the Guarantor is a party do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

     (r) Liens. The liens and security interests granted to the Agent by the Guarantor pursuant to the Collateral Documents to which the Guarantor is a party are valid and enforceable first-priority Liens subject only to Permitted Liens.

     (s) Subscription Agreements. Each Subscription Agreement to which the Guarantor is, or may hereafter be, a party is and will be the legal, valid and binding obligation of the Guarantor and the Subscriber a party thereto enforceable against each in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and by general principles of equity (regardless of whether considered in a proceeding in equity or in law). All Securities issued by the Guarantor pursuant to a Subscription Agreement were issued in material compliance with the Securities Act.


     (t)  Separateness from Borrower.

          (i) Consolidation of the business operations of the Borrower and the Guarantor, when taken together with the elimination of the financial benefits of the transactions contemplated by the Loan Documents, would not result in any significant cost savings or in significantly greater efficiency of such combined business operations.

          (ii) The consideration received by the Guarantor in exchange for acquisition of the capital stock of Borrower provided fair consideration and reasonably equivalent value to the Guarantor.


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

          (iii) The Guarantor has not concealed and will not conceal from any interested party any transfers contemplated in connection with the Contribution. The Guarantor is not entering into the transaction contemplated by the Credit Agreement and the Assignment and Assumption Agreement with the intent of hindering, delaying or defrauding creditors.

          (iv) The Guarantor's management has made a diligent analysis of the business and operations of the Borrower, and is reasonably confident that the Borrower is and will be: (A) be adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business and intended purposes; (B) solvent; and (C) able to pay its debts as they come due. As a result of the foregoing, the Guarantor's management believes that the Borrower will be able to survive as a stand alone entity, independent of financial assistance of any Person. The Guarantor's management does not anticipate any need for the Guarantor to loan money or contribute capital to the Borrower, although it is possible that the Guarantor may take either of these actions in the future.

          (v) The Guarantor's management has made a diligent analysis of its own business and operations and is reasonably confident that the Guarantor is and will be: (i) adequately capitalized to conduct its business and affairs as a going concern, considering the size and nature of its business and intended purposes; (ii) solvent; and (iii) able to pay its debts as they come due. Guarantor's management believes the Guarantor will be able, vis-a-vis the Borrower, to survive as a stand alone entity.

     (u) Real Estate Managers. Security Capital Investment Incorporated owns all of the issued and outstanding capital stock of Security Capital Pacific Incorporated, Security Capital (Atlantic) Incorporated and Security Capital Industrial Incorporated (collectively, the "REIT Management Subsidiaries"). None of the assets of Security Capital Investment Incorporated, nor any of the fees payable to any of the REIT Management Subsidiaries in connection with any REIT management agreement under which such Person acts as Real Estate Manager, is subject to any Lien other than Permitted Liens.

     (v) Solvency. (i) The fair value and the fair salable value of the Guarantor's assets (excluding any Indebtedness due from any Affiliate of the Guarantor) are each in excess of the fair valuation of the Guarantor's total liabilities (including all contingent liabilities); and (ii) the Guarantor is able to pay its debts or other obligations in the ordinary course as they mature and (iii) the Guarantor has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

     Section 6. Covenants. The Guarantor agrees that, so long as the Lenders have any Commitments under the Credit Agreement or any Obligation remains unpaid or unperformed:


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     (a)  Information.  The Guarantor will deliver to the Agent and each Lender:

          (i) as soon as available and in any event within ninety days after the end of each respective fiscal year of the Guarantor and any of its Subsidiaries the financial statements of which are audited, a consolidated balance sheet of such Person as of the end of such fiscal year and the related consolidated statements of funds from operations or earnings, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all (other than any statement of funds from operations) reported on in a manner acceptable to the Agent by independent public accountants of nationally recognized standing;

          (ii) as soon as available and in any event within forty-five days after the end of each of the first three fiscal quarters of each respective fiscal year of the Guarantor and any of its Subsidiaries the financial statements of which are audited, a balance sheet of such Person as of the end of such quarter and the related statements of funds from operations or earnings, stockholders' equity and cash flows for such quarter and for the portion of such Person's fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of such Person's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles (subject to absence of full footnote disclosures and other than any statement of funds from operations) and consistency by the President, Managing Director, Treasurer or controller of such Person (which officer shall be authorized to so certify such statements);

          (iii) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clauses (i) and (ii), a certificate of the President, Managing Director, Treasurer or controller of the Guarantor (which officer shall be authorized to execute such certificate) (A) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of Sections 6.(g), (k) and (n) through (p) hereof on the date of such financial statements, (B) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto, (C) setting forth a schedule of all Contingent Obligations of the Guarantor as of the date of such financial statements, and (D) setting forth a schedule, in such form as may be reasonably satisfactory to the Agent, of information with respect to assets and liabilities of Consolidated Subsidiaries of the Guarantor;

          (iv) as soon as available and in any event within forty-five days after the end of each fiscal quarter, or promptly upon the request of the Agent, (A) a report certified by the President, Managing Director, Treasurer or controller of the Guarantor (which officer shall be authorized to certify such report), setting forth in reasonable detail all Unfunded Subscription Amounts owing under all Subscription Agreements, together with the name and address of each Subscriber a party to each such Subscription Agreement, all in reasonable detail and reasonably satisfactory to the Agent and (B) copies of each Subscription Agreement under which any Unfunded Subscription Amounts are owing and copies of which have not previously been sent to the Agent.

          (v) simultaneously with the delivery of each set of financial statements referred to in the immediately preceding clause (i), a statement of the firm of independent public accountants which reported on such statements (A) whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (B) confirming the calculations set forth in the Compliance Certificate delivered simultaneously therewith pursuant to the immediately preceding clause (iii);

          (vi) promptly upon receipt thereof, copies of all reports submitted to the Guarantor or its Board of Directors by the Guarantor's independent public accountants, including without limitation, any management report;

          (vii) within five days after any executive officer of the Guarantor obtains knowledge of any Default or Event of Default, a certificate of the President, Managing Director, Treasurer, controller or Secretary of the Guarantor setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

          (viii) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports, offering memoranda and proxy statements so mailed;

          (ix) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Guarantor or any of its Affiliates which it directly or indirectly controls shall file with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (x) promptly upon the release thereof, copies of all press releases of the Guarantor;

          (xi) promptly upon the receipt of or giving thereof, a copy of and written notice or communication given by a Subscriber to the Guarantor or by the Guarantor to Subscriber under or relating to a Subscription Agreement;

          (xii) promptly upon obtaining knowledge thereof, a description in reasonable detail of any action, suit or proceeding commenced or threatened against any of the Related Companies which is reasonably likely to have a Materially Adverse Effect;

          (xiii) promptly upon the occurrence thereof, any material change in the senior management of the Guarantor;

          (xiv) promptly upon any Change in Control, notice of such event together with a description of the transaction giving rise thereto and a list of all stockholders of the Guarantor after giving effect thereto;

          (xv) promptly upon the occurrence thereof, any amendment to the articles of incorporation or bylaws of the Guarantor;

          (xvi) promptly upon the filing thereof, the annual report of the Guarantor filed with the Secretary of State of the State of Maryland; and

          (xvii) from time to time such additional information regarding the financial position or business of the Guarantor and its Subsidiaries as the Agent or any Lender may reasonably request.

     (b) Payment of Obligations. The Guarantor will pay and discharge, and will cause each Subsidiary (other than any Public Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings unless the contest thereof would have a Materially Adverse Effect on the Guarantor, and will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     (c)  Maintenance of Property; Insurance.

          (i) the Guarantor will keep, and will cause each Subsidiary (other than any Public Subsidiary) to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

          (ii) the Guarantor will maintain, and will cause each Subsidiary (other than any Public Subsidiary) to maintain, (A) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and earthquake if located in designated flood and earthquake zones), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense (provided that the amount of such insurance with respect to earthquakes need not exceed $15,000,000 for property located in California), (B) public liability insurance (including products/completed operations liability coverage) in an amount not less than $5,000,000.00 in primary coverage and $25,000,000.00 in umbrella coverage and (C) such other insurance coverage in such amounts and with respect to such risks as is consistent with insurance maintained by businesses of comparable type and size in the industry. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A-IX (with respect to liability) and A-XI (with respect to property damage) or such other insurers as the Agent may approve in writing. The Guarantor will deliver to the Agent (x) upon request of the Agent from time to time full information as to the insurance carried, (y) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Guaranty and (z) forthwith, notice of any cancellation or nonrenewal of coverage by the Guarantor.

          (iii) except as otherwise permitted under Section 6.(h) hereof, the Guarantor will, and will cause each Subsidiary to, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have a Materially Adverse Effect on the Guarantor.

     (d) Conduct of Business and Maintenance of Existence. Except as otherwise permitted under Section 6.(h) hereof, the Guarantor will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Guarantor and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit the dissolution of a Subsidiary (other than the Borrower) if (i) such dissolution will not be materially disadvantageous to the Lenders and (ii) such dissolution will not have a Materially Adverse Effect.

     (e) Compliance with Laws. The Guarantor will comply, and cause each Subsidiary to comply, with all Applicable Laws, including without limitation, all Environmental Laws and ERISA and the rules and regulations thereunder, except where compliance therewith is contested in good faith by appropriate proceedings or the failure to so comply would not have a Materially Adverse Effect.

     (f) Inspection of Property, Books and Records. The Guarantor will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Agent to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Guarantor's presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and with reasonable notice so long as no Event of Default shall have occurred and be continuing.

     (g) Indebtedness. The Guarantor will not incur, assume or suffer to exist any Indebtedness other than:

          (i)    Indebtedness in respect of this Guaranty;

          (ii)   Indebtedness described in Schedule 5.(f);

          (iii)  Subordinated Indebtedness;

          (iv)   Indebtedness represented by declared but unpaid dividends;

          (v) Indebtedness secured by Purchase Money Liens in an aggregate amount not to exceed $10,000,000 at any time outstanding;

          (vi)   Indebtedness owing to the Borrower under the Guarantor Note;
     and

          (vii) other Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding.

Notwithstanding the foregoing, the Guarantor shall not incur, assume or suffer to exist any Indebtedness by way of Guarantee or otherwise, in respect of any Indebtedness of any Preferred Stock Subsidiary.

     (h) Consolidations, Mergers and Sales of Assets. Neither the Guarantor nor any of its Subsidiaries (other than any Public Subsidiary) may (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, a substantial portion of any of its assets to any other Person except that the Guarantor or any of its Subsidiaries (other than the Borrower) may merge or consolidate with another Person and the Guarantor or any of its Subsidiaries (other than the Borrower) may sell, lease or otherwise transfer a substantial portion of its assets to another Person so long as (A) the Guarantor shall have given the Agent at least thirty days prior notice thereof, (B) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (C) in the case of a consolidation or merger
(x) involving the Guarantor, the Guarantor is the survivor thereof and (y) involving a Subsidiary and not the Guarantor, the Person surviving such consolidation or merger will be a Subsidiary after giving effect thereto.

     (i) ERISA. The Guarantor will not at any time maintain any Plan subject to the provisions of ERISA and will not at any time be a member of any ERISA Group with any Person that has at any time maintained any such Plan.

     (j) Negative Pledge. The Guarantor will not create, assume or suffer to exist any Lien on any of the Collateral or any of its other assets, now owned or hereafter acquired, except for Permitted Liens. The Guarantor will not permit
(i) Security Capital Investment Incorporated to create, assume or suffer to exist any Lien on any of its assets, now owned or hereafter acquired, except for Permitted Liens and (ii) any of the REIT Management Subsidiaries to create, assume or suffer to exist any Lien on any of the fees payable to any of the REIT Management Subsidiaries in connection with any REIT management agreement under which such Person acts as Real Estate Manager.

     (k) Restricted Payments; Payment of Mandatory Interest Expense; and Agreements with Affiliates.

          (i) (A) If no Event of Default shall have occurred and be continuing, the Guarantor shall not directly or indirectly declare or make, or incur any liability to make, any Restricted Payments during any four fiscal quarter period in an aggregate amount in excess of 95% of the Guarantor's Cash Flow Available for Distribution for such four fiscal quarters and, (B) if an Event of Default shall have occurred and be continuing, the Guarantor shall not (1) directly or indirectly declare or make, or incur any liability to make, any Restricted Payments or (2) pay any interest in respect of its Indebtedness other than Mandatory Interest, without the prior written consent of the Majority Lenders.

          (ii) The Guarantor shall not, and shall not permit any of its Subsidiaries that are not Public Subsidiaries to, enter into any transaction (including without limitation, any loan evidenced by the Guarantor Note) requiring such Person to pay any amounts to or otherwise transfer property to, or pay any management or other fees to, the Borrower other than on terms and conditions substantially as favorable to the Guarantor or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person not an Affiliate.

          (iii) Notwithstanding the provisions of the immediately preceding subsection (i), in no event shall the Guarantor pay any interest or other amounts in respect of the Subordinated Debentures, any other Subordinated Indebtedness or any other Indebtedness of the Guarantor, if pursuant to the terms of the Subordinated Debentures or any other document, instrument or agreement evidencing any Subordinated Indebtedness or other Indebtedness, as the case may be, the Lenders or the Agent have exercised any right granted to them thereunder to prohibit the payment of any such interest or other amounts. Further, the provisions of the immediately preceding subsection (i) are not intended by the Lenders or the Agent to be, and shall not be construed to be, a waiver of the benefit of any of the terms of the Subordinated Debentures or of any subordination provisions of any document, instrument or agreement evidencing any Subordinated Indebtedness or other Indebtedness of the Guarantor.

     (l) ERISA Exemptions. The Guarantor shall not permit any of its assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Plan or any Non-ERISA Plan.

     (m) Subscription Agreements. The Guarantor shall issue all Securities pursuant to a Subscription Agreement in full compliance with the Securities Act. The Guarantor shall comply in all material respects with all terms and conditions contained in each Subscription Agreement.

     (n) Minimum Shareholder's Equity. The Guarantor shall not at any time permit the Shareholder's Equity of the Guarantor and its Consolidated Subsidiaries to be less than the lesser of (i) $469,256,322 plus 70% of the amount by which the Shareholder's Equity of the Guarantor and its Consolidated Subsidiaries has been increased by the issuance after January 1, 1996 of capital stock and (ii) $793,000,000.

     (o) Ratio of Total Liabilities to Market Value Net Worth. The Guarantor shall not at any time permit the ratio of (i) the Total Liabilities of the Guarantor and its Consolidated Subsidiaries (excluding any Investments of the Borrower) to (ii) the Market Value Net Worth of the Borrower plus the Net Worth of the Guarantor and its Consolidated Subsidiaries (excluding the Borrower and any Investments of the Borrower) to exceed 1.75 to 1.00.

     (p) Ratio of Cash Flow to Mandatory Interest Expense. The Guarantor shall not permit the ratio of (i) the Cash Flow of the Guarantor and its Consolidated Subsidiaries (excluding any Investments of the Borrower) to (ii) the Mandatory Interest Expense of the Guarantor and its Consolidated Subsidiaries (excluding any Investments of the Borrower) to be less than 2.00 to 1.00 at the end of any fiscal quarter.

     (q) Guarantor Note. The Guarantor will not amend, supplement, restate or otherwise modify any of the terms of the Guarantor Note without the prior written consent of the Majority Lenders.

     (r)  Separateness Covenants.

          (i) The Guarantor will maintain the Borrower's separate existence and identity and will take reasonable steps to make it apparent to third parties that the Borrower is an entity with assets (in particular the Pledged Shares (as defined in the Borrower Pledge Agreement)) and liabilities distinct from those of the Guarantor.

          (ii) Not in limitation of the generality of the foregoing, the Guarantor agrees as follows:

               (A) Any financial statements of the Guarantor that are presented on a consolidated basis and include the Borrower will contain detailed notes clearly stating that all of the Borrower's assets are owned by the Borrower, and that the Borrower is a separate legal entity with its own separate creditors which will be entitled to be satisfied out of the Borrower's assets prior to the Borrower's equity holders;

               (B) The Guarantor will continue to provide for its own operating expenses and liabilities from its own funds and funds received upon the incurrence of Indebtedness to the extent permitted under this Guaranty, from dividends and from capital contributions;

               (C) The Guarantor will not refer to the Borrower as a "department" or "division" of the Guarantor and/or any Affiliate of the Guarantor; and

               (D) All of the Guarantor's books and records relating to the Pledged Shares (as defined in the Borrower Pledge Agreement) will be conspicuously and appropriately marked at the time of transfer to reflect the contribution of such Pledged Shares to the Borrower.

          (iii) Not in limitation of the generality of the foregoing, the Guarantor agrees that it has no authority, and shall not obtain any authority, to control decisions and actions with respect to the daily business affairs of the Borrower, except that the exercise by the Guarantor of its rights retained under the Registration Rights Agreements shall not constitute a violation of this Section.

     (s) Transfer of Subscription Proceeds to Borrower. Upon receipt by the Guarantor of proceeds under a Subscription Agreement, the Guarantor agrees to transfer to the Borrower the net amount of such proceeds received by the Guarantor in an amount not to exceed the aggregate principal balance of Loans then outstanding; provided, however, the Guarantor may retain from such net proceeds any amounts estimated by the Guarantor in good faith to be necessary to the reasonably foreseeable operating or investing needs of the Guarantor.

     Section 7. Waiver. The Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

     Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from the

Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 9. Reinstatement of Obligations. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or the Guarantor or otherwise.

     Section 10. Subrogation. Until all of the Obligations shall have been indefeasibly paid in full, the Guarantor shall have no right of subrogation and hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

     Section 11. Payments Free and Clear. All sums payable by the Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any withholding tax or liability imposed by any Governmental Authority, or any Applicable Law promulgated thereby), and if the Guarantor is required by such Applicable Law or by such Governmental Authority to make any such deduction or withholding, the Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

     Section 12. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender is hereby authorized by the Guarantor, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or any Affiliate of such Lender, to or for the credit or the account of the Guarantor against and on account of any of the Obligations then due and owing after the expiration of any applicable grace periods. The Guarantor agrees, to the fullest extent it may effectively do so under Applicable Law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Guarantor in the amount of such participation.

     Section 13. Subordination. The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to the Guarantor of whatever description, including without limitation, all intercompany receivables of the Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations. If an Event of Default shall have occurred and be continuing, then the Guarantor shall not accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

     Section 14. Avoidance Provisions. It is the intent of the Guarantor, the Agent and the Lenders that in any Proceeding, the Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section 15. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     SECTION 16. WAIVER OF JURY TRIAL/JURISDICTION. (a) THE GUARANTOR, AND EACH OF THE AGENT AND THE LENDERS BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE GUARANTOR, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND THAT A TRIAL BY JURY COULD RESULT IN SIGNIFICANT DELAY AND EXPENSE. ACCORDINGLY, THE GUARANTOR, AND EACH OF THE AGENT AND THE LENDERS BY ACCEPTING THE BENEFITS HEREOF, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

     (b) THE GUARANTOR, AND EACH OF THE AGENT AND THE LENDERS BY ACCEPTING THE BENEFITS HEREOF, EACH HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. THE GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

     Section 17. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon the Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

     Section 18. Waiver of Remedies. No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 19. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor's executors, administrators, successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor's obligations hereunder. The Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or the Guarantor. The Guarantor may not assign or transfer its obligations hereunder to any Person.

     Section 20. Amendments. This Guaranty may not be amended except in writing signed by the Agent and the Guarantor.

     Section 21. Payments. All payments made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Lending Office, not later than 11:00 a.m., on the date one Business Day after demand therefor.

     Section 22. Notices. All notices, requests and other communications hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given (i) to the Guarantor at its address set forth below its signature hereto, (ii) to the Agent or any Lender at its address for notices provided for in the Credit Agreement, or (iii) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (x) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (y) if given by any other means (including facsimile), when delivered at the applicable address provided for in this Section; provided that any notice of a change of address for notices, shall not be effective until received. In addition to the Agent's Lending Office, the Guarantor shall send copies of the information described in Section 6.(a) to the following address of the Agent:

     Wells Fargo Realty Advisors Funding, Incorporated
     Real Estate Group
     Koll Center
     2030 Main Street, Suite 800
     Irvine, California  92714
     Attention:  Ms. Debra Autry

     Section 23. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 24. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

     Section 25.  Definitions.  (a) For the purposes of this Guaranty:

     "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning the Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor;
(iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to the Guarantor; (iv) the Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Guarantor makes a general assignment for the benefit of creditors; (vii) the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

     Section 26. Amendment and Restatement. THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING GUARANTY. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE GUARANTOR UNDER OR IN CONNECTION WITH ANY OF THE EXISTING GUARANTY OR ANY OF THE OTHER LOAN

DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT). FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN OF AGENT IN ANY OF THE COLLATERAL IN ANY WAY WHATSOEVER. THE AMENDMENT AND RESTATEMENT OF THE EXISTING GUARANTY EFFECTED BY THIS AGREEMENT SHALL BE DEEMED TO HAVE PROSPECTIVE APPLICATION ONLY UNLESS OTHERWISE SPECIFICALLY STATED HEREIN. THE GUARANTOR CONFIRMS THAT: (A) EACH OF THE GUARANTOR SECURITY AGREEMENT AND THE GUARANTOR PLEDGE AGREEMENT REMAINS IN FULL FORCE AND EFFECT AND (B) REFERENCES IN SUCH LOAN DOCUMENTS TO THE "GUARANTY" ARE REFERENCES TO THIS GUARANTY AND TO THE "CREDIT AGREEMENT" ARE REFERENCES TO THE CREDIT AGREEMENT.


                            [Signature on Next Page]

     IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Amended and Restated Guaranty as of the date and year first written above.

                                       SECURITY CAPITAL GROUP INCORPORATED


                                       By: /s/
                                          ---------------------------------
                                          Name:____________________________
                                          Title:___________________________

                                       Address for Notices:

                                       Security Capital Group Incorporated
                                       125 Lincoln Avenue
                                       Santa Fe, New Mexico  87501
                                       Attention:  Jeffrey A. Klopf
                                       Telecopier:  (505) 988-8920
                                       Telephone:  (505) 982-9292